  As filed with the Securities and Exchange Commission on September 27, 2000
                                                       Registration No. 33-83728
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                               UTILX CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                              91-1171716
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              22820 Russell Road
                                P.O. Box 97009
                          Kent, Washington 98064-9709
                                (253) 395-0200
  (Address, including zip code, and telephone number, including area code of principal executive offices)

                     1994 OPTION AND RESTRICTED STOCK PLAN
                           (Full title of the plan)

                             WILLIAM M. WEISFIELD
                     Chief Executive Officer and President
                               UTILX Corporation
                              22820 Russell Road
                                P.O. Box 97009
                          Kent, Washington 98064-9709
                                (253) 395-0200
(Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                  Copies to:

                                  ANDREW BOR
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington 98101-3099
                                (206) 583-8888

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                                 Proposed
                                                           Proposed Maximum      Maximum
      Title of Securities                 Amount to Be      Offering Price       Aggregate          Amount of
        To Be Registered                  Registered(1)        Per Share      Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share, subject to options                                  $________        $_________          $________
under the 1994 Option and
Restricted Stock Plan:
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share, not subject to outstanding                              $________        $_________          $________
options under the 1994 Option and
Restricted Stock Plan:
-----------------------------------------------------------------------------------------------------------------
     TOTAL:                                    __                               $_________          $________
=================================================================================================================

(1) All shares subject to outstanding options granted under the 1994 Option and Restricted Stock Plan are being deregistered in accordance with this Post-Effective Amendment No. 1.

                         DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form S-8, Registration Number 33-83728 (the "Registration Statement"), filed on September 6, 1994, to which this Post-Effective Amendment No. 1 relates, UTILX Corporation (the "Registrant") registered an aggregate of 600,000 shares of Common Stock (including an indeterminate number of additional shares that may be necessary to adjust the number of shares authorized under the option plan as the result of any stock split, stock dividend or similar adjustment of the outstanding Common Stock) authorized for issuance under the 1994 Option and Restricted Stock Plan (the "Plan").

     On September 15, 2000, the Registrant merged into a subsidiary of InfrastruX Group, Inc., a Washington corporation ("InfrastruX Group"), pursuant to an Agreement and Plan of Merger by and among InfrastruX Group, Inc., InfrastruX Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of InfrastruX Group, and the Registrant, dated as of June 28, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, each outstanding option that was issued under the Plan was canceled immediately prior to the effectiveness of the merger, and each optionholder became entitled to the right to receive a cash payment for each canceled option as set forth in the Merger Agreement, subject to withholding of applicable taxes. In addition, pursuant to the Merger Agreement, the Registrant may not make additional grants under the Plan and has terminated any offering of securities pursuant to the Plan.

     This Post-Effective Amendment No. 1 deregisters all shares previously authorized for issuance under the Plan and registered on the Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 27th day of September, 2000.

                                 UTILX CORPORATION


                                 By: /s/ William M. Weisfield
                                    ---------------------------------------
                                     William M. Weisfield
                                     Chief Executive Officer and President

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes John Durbin and Stephen McKeon, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Post-Effective Amendment No. 1 to the Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of September, 2000.

          Signature                                    Title
          ---------                                    -----
   /s/ William M. Weisfield      Chief Executive Officer, President and Director
------------------------------   (Principal Executive Officer)
     William M. Weisfield

       /s/ Phyllis A. Boyd       Chief Accounting Officer and Controller
------------------------------   (Principal Financial and Accounting Officer)
         Phyllis A. Boyd

                                 Director
------------------------------
      Douglas P. Beighle

    /s/ Stanley J. Bright        Director
------------------------------
      Stanley J. Bright

     /s/ John D. Durbin          Director
------------------------------
       John D. Durbin

                                 Director
------------------------------
        John W. Ellis

    /s/ Robert P. Gannon         Director
------------------------------
       Robert P. Gannon

                                 Director
------------------------------
      Richard L. Hawley

   /s/ Walter M. Higgins         Director
------------------------------
      Walter M. Higgins

   /s/ Stephen A. McKeon         Director
------------------------------
      Stephen A. McKeon